Exhibit 10.2

ENGLISH TRANSLATION — EXECUTED DOCUMENT IS IN SPANISH

AMENDMENT NO.1 TO THE CONTRACT RESULTING FROM THE ACCEPTANCE OF THE COMMERCIAL OFFER DATED DECEMBER 17, 2009 FOR THE PURCHASE OF CHAZA OIL

The contracting parties: ECOPETROL S.A., decentralized entity of national order, incorporated by means of Law 165 of 1948, with Tax ID No.  899-999-068-1, organized as a Mixed Economy Company according to the dispositions of article No. 2 of Law 1118 of 2006, linked/related to the Ministry of Mines and Energy, with domicile in Bogota D.C., whose bylaws are totally contained in Public Deed No. 5314 of December 14, 2007 given before Notary Second of Bogota D.C. and registered before the Chamber of Commerce, hereinafter referred in this Amendment as THE BUYER,  represented by CLAUDIA L. CASTELLANOS R., of age and domiciled in this city, identified with citizenship card No. 63.314.635 issued in Bucaramanga, who in capacity of Vice-president of Supply and Marketing and with authorization contained in the Delegation Manual, acts on behalf of this company, and on the other hand, GRAN TIERRA ENERGY COLOMBIA LTD, with Tax Id No. 860.516.431-7, hereinafter THE SELLER represented by JULIAN GARCIA SALCEDO, identified with citizenship card No. 19.421.914 who acts in his capacity as legal representative and is duly authorized to execute this Amendment according to the incorporation and representation certificate issued by the Chamber of Commerce,  who states that neither he nor the company he represents are disqualified on grounds of disability or any inconsistency according to the Constitution or the law, that might prevent them from entering into this Amendment.

In the conditions listed, THE BUYER and THE SELLER, who jointly and individually will be referred to as the Parties or the Party, agree to execute this Amendment to the contract resulting from the acceptance by GRAN TIERRA ENERGY COLOMBIA LTD of the commercial offer dated December 17 2009 for the purchase of crude oil produced in Chaza Block, taking into account the following:

CONSIDERATIONS

1.
That by means of Purchase Order No. SOL-01-2009 issued on December 18, 2009 GRAN TIERRA ENERGY COLOMBIA LTD accepted the Commercial Offer dated December 17, 2009 issued by ECOPETROL S.A., for the purchase of 100% of the crude oil of property of THE SELLER, produced in Chaza Block.

2.	That the expiration date for the contract resulting from the acceptance of the Commercial Offer dated December 17, 2009 for the purchase of crude oil is December 31st, 2010.

3.	That THE SELLER has expressed its interest in selling to third parties different from THE BUYER a portion of the crude oil produced in Chaza Block.

4.
That ECOPETROL S.A. has no objection with THE SELLER commercializing a part of the crude oil produced in the Chaza Block with third parties, provided that The SELLER complies with the strict delivery to ECOPETROL S.A. of the volumes according to the final schedule approved by THE BUYER according to the provisions contained in CLAUSE TWO – PROGRAM SCHEDULE of this document.

5.
Taking into account the above, ECOPETROL and GRAN TIERRA ENERGY COLOMBIA LTD require to enter into an Amendment by means of which the purpose of the contract is modified, allowing THE SELLER to commercialize with third parties other than ECOPETROL SA part of the crude oil produced in the Chaza Block.

6.
That for purposes of the execution of this Amendment, THE BUYER previously verified the Bulletin of Fiscal Responsibility developed and published by the General Comptroller of the Republic, in which THE SELLER does not appear as one of the people who have been determined by a judicial and firm decision as fiscally responsible. Additionally, THE BUYER implemented the control mechanisms in relation to the prevention of money laundering, and developed the appropriate tools for implementing such mechanisms, pursuant to the general policy for the prevention and control of money laundering

7.	That in accordance with the Delegations Manual, the Vice-President of Supply and Marketing is competent to enter into this Amendment.

8.
That in accordance with the dispositions contained in the Contracting Manual of THE BUYER and having analyzed the nature and manner of implementing the performance of the Parties on the occasion of this Amendment to the sales of crude oil, the Authorized Officer has classified the risk as low, and therefore dispenses the need to require a guarantee from THE SELLER.

9.
That considering the contractual planning, the areas of Labor Relations Risk, Coordination of Risks, Coordination of Budget and Accounting and Tax Coordination of ECOPETROL S.A. were consulted, in order to avoid any labor, tax, environmental, and other risks that may be generated for Ecopetrol as a result of the execution and implementation of this Amendment.

10.	That the Contract Administrator, after support it before the Manager, has recommended that the Authorized Official sign this document.

11.
That in compliance with the policy for preventing of money laundering and terrorist financing adopted by THE BUYER, the legal representative of THE SELLER declares under oath, subject to the penalties provided in the Penal Code:

a.
That my resources (or the resources of the institution that I represent) come from lawful activities and are linked to the normal development of my activities (or the activities contained in the purpose of the company I represent), and that, in the same sense, such resources do not come from any unlawful activity contained in the Colombian Criminal Code or any law that substitutes, amends or modifies it.

That I (or the entity I represent) have not made transactions or operations destined to illicit activities referred to in the Colombian Criminal Code or any law that substitutes, amends or modifies it, or to people connected with such activities.

b.
That the resources compromised to the contract or legal relationship with THE BUYER do not come from any unlawful activity referred to in the Colombian Criminal Code or any law that substitutes, amends or modifies it.

That in the execution of the contract or legal relationship with THE BUYER, I will not hire or have links to third parties that perform operations or whose resources come from illicit activities referred to in the Colombian Criminal Code or any law that substitutes, amends or modifies it.

c.
That the institution I represent complies with the regulations on the prevention and control money laundering and terrorist financing (ML / FT) that are applicable (if any), having implemented the policies, procedures and mechanisms to prevent and control of ML/FT arising from such laws. Certification model is attached in Annex 1.

That neither I nor the institution I represent, or its shareholders, partners or associates that directly or indirectly have FIVE PERCENT (5%) or more of the capital, contribution or participation, legal representatives and members of the Board of Directors, are on international lists binding for Colombia under international law (United Nations lists) or in OFAC lists, being THE BUYER is entitled to check if it deems appropriate and to terminate any business or legal relationship if it verifies that any of those people are on these lists. Certification model is attached in Annex 2.

d.
That there is not against me or the entity I represent and its shareholders, associates or partners that directly or indirectly have the FIVE PERCENT (5%) or more of the capital, contribution or participation, their legal representatives and members of the Board Directors, any  investigations or criminal proceedings for a felony, THE BUYER is entitled to check if it deems appropriate in databases or in national or international public information and to terminate any legal relationship if it verifies that any of those people have investigations or proceedings or have information is such public databases that may place THE BUYER in legal or reputational risk.

e.	That in the event that any of the circumstances described in the preceding two paragraphs, I agree to immediately notify THE BUYER.

f.
That with the signature of this document it is understood that I as well as the person or legal entity that I represent, give our informed consent, and therefore authorize THE BUYER to inform national authorities of any country in which THE BUYER performs operations about any of the situations described herein, and to provide to the relevant authorities of those countries, all personal information, public, private or semiprivate that about me or the person or company I represent, they require. Also, for THE BUYER to report to the relevant authorities, taking into account its rules and manuals related to its system of prevention and / or management of risk of money laundering and terrorist financing, exonerating it from any liabilities derived from said act.

g.
That all documents and information provided for the conclusion and execution of the contract or legal transaction with THE BUYER is truthful and accurate, being THE BUYER entitled to verify if it deems appropriate and to terminate the contract or legal transaction, if verified, or has knowledge that it is not so.

h.	Than any other person or legal entity has illegitimate interest in the contract or legal transaction that encourages the execution of this declaration.

i.
That I am aware, declare and accept that THE BUYER is under a legal obligation to seek clarification as it considers appropriate in the event that circumstances arise on the basis in which THE BUYER may have reasonable doubts about my operations or the operations of the person or legal entity I represent, as well as the origin of our assets, event in which we commit to provide the corresponding clarifications. If these are not satisfactory, according to THE BUYER, we authorize to terminate any legal or business relationship.

Taking into account the above, the Parties

AGREE

FIRST CLAUSE. Modify article No. 1 (SOURCES OF SUPPLY AND VOLUME) of the contract resulting from the acceptance of the Commercial Offer dated December 17, 2009 accepted by means of Purchase Order No. SOL-01-2009 issued on December 18, 2009, as follows:

“1. SOURCES OF SUPPLY AND VOLUME

THE BUYER agrees to acquire ninety percent (90%) of the volume of crude produced and which is property of THE SELLER in Chaza Block, and THE SELLER agrees to sell and deliver a volume equivalent to ninety percent (90%) of crude oil of its property of the production of Chaza Block. The contract resulting from acceptance of the commercial offer does not include the volume of crude oil which is owned by the National Hydrocarbons Agency (ANH) corresponding to royalties.

The obligations of THE BUYER and THE SELLER will last during the term set forth in article No. 4 of the present document.

For purposes of this commercial offer and the contract arising from acceptance of it, one barrel equals to one hundred and fifty-eight point nine hundred eighty-eight (158.988) liters.

FIRST PARAGRAPH: DESTINATION OF CRUDE OIL. THE BUYER will destine the oil purchase for exportation through the port of Tumaco. THE BUYER, upon prior written notice to THE SELLER may allocate additional crude oil subject to the present crude oil purchase for refinery in the country.

SECOND CLAUSE. Modify article No. 7 (DELIVERY PROGRAM) of the contract resulting from the acceptance of the Commercial Offer dated December 17, 2009 accepted by means of Purchase Order No. SOL-01-2009 issued on December 18, 2009, as follows:

“7. DELIVERY PROGRAM: THE SELLER shall deliver THE BUYER not later than the third day (03) calendar day of each month copies of the nomination of delivery for the following trimester. The final volume to receive by THE BUYER at the point of delivery defined in the article No. 6 shall be drawn up every month in accordance to the final schedule made by THE BUYER in accordance with paragraph first and second of article No. six, and returned to THE SELLER before the tenth (10) calendar day of each month.

Given that the above information is the basic premise for the planning process of THE BUYER, the latter may refrain from receiving the crude oil if THE SELLER does not provide the program within the established deadline.

THE SELLER is obliged to provide and carry information from the field on production, liquidation of royalties, shipping by trucks (carrrotanque) and/or pipeline indicating the participation and ownership of each and the official receipt in the receipt station. To this end, THE BUYER shall send to THE SELLER daily information requested through the volumetric integrator available via the website, which’s User Manual is attached as Annex 1.

FIRST PARAGRAPH: Without prejudice of the dispositions contained in article No. 15 (ACTS OF GOD AND EXCULPATORY EVENTS), shall be considered exculpatory events: 1. In the event that within the agreed period THE BUYER cannot receive the entire crude oil delivery at the Delivery Point, it shall inform THE SELLER with a minimum of three (3) calendar days and as soon the contingency is overcome it shall announce the date for the reactivation of the receipts. 2. Additionally, in the event that for reasons specifically related to the operation of the field, THE SELLER cannot deliver to THE BUYER the crude oil in any of the dates specified in the program, it will inform THE BUYER in writing, with three (3) calendar days prior to the respective deadline, and as soon as the contingency is overcome, it shall announce the date for the resumption of deliveries.”

THIRD CLAUSE.  Include article 26 (PENALTY CLAUSE) to the Contract, as follows:

“26. PENALTY CLAUSE

THE BUYER, based on the provisions contained in Articles 867 and 949 of the Code of Commerce, and during the term of the contract arising from acceptance of the commercial offer, may enforce the penalty clause to THE SELLER in the event of default of any of the obligations that the latter assumes, or due to imperfect or inappropriate compliance equal to or greater than five percent (5%) of the obligation to deliver in one calendar month, if THE BUYER deems as relevant and necessary.

In accordance to the provisions of the preceding paragraph, in the event of a failure attributable to THE SELLER, THE SELLER agrees to pay to THE BUYER, as a penalty, a sum equivalent to three point zero percent (3.0%) of the amount corresponding to the final schedule for the month in which the breach occurs, a value that is calculated using the actual export price for that month.

The value may be charged for each situation or act constituting infringement, and its value will be compensated from the bill for the month following that one in which it is notified by the Contract Administrator. THE SELLER expressly authorizes THE BUYER to offset from the balances in their favor or any amounts due by THE BUYER, the amount of the penalty clause.

In order for the offset to apply, the following procedure must be followed:

(i) The Contract Manager will notice THE BUYER of the events occurred.

(ii) Within the three (3) business days following receipt of notice, THE BUYER may render explanations and indicate the reasons why it does not consider that the infringement is attributable to THE BUYER.

 (iii) The Contract Manager will analyze the explanations provided by THE SELLER and in case of being acceptable, will proceed to notice said decision; on the contrary, will notice that the compensation or offtake foreseen in this clause will apply (the same will apply in case THE SELLER does not provide any justification).

If there is no balance in favor of THE SELLER, THE BUYER may collect the amounts by means of a legal proceeding for which the contract arising from acceptance of the commercial offer, together with the communications through which the penalty clause becomes effective, will be considered to have merit to enforce the action (prestarán mérito de título ejecutivo)

To make effective the penalty clause the report of the Contract Manager will be enough.

By executing the penalty clause the rest of the obligations that have arisen in virtue of the contract will not be considered to be extinct nor will exempt THE SELLER from indemnifying any damages caused.”

FORTH CLAUSE.  This Amendment does not imply a novation to the contract arising from acceptance of the commercial offer dated December 17, 2009 for the purchase of crude oil produced in Chaza Block, which’s provisions remain intact except for what was modified in this Amendment.

FIFTH CLAUSE. This Amendment will be completed with the execution by the Parties. For the performance of the dispositions within, the accreditation by THE SELLER of the payment of the publication of this Amendment in the Public Contracts Newspaper (Diario Único de Contratación Pública).

SIXTH CLAUSE. Each of the Parties acknowledges and accepts the taxes and/or deductions that apply in accordance to the Law. The payment of all national, departmental and municipal taxes, fees, charges, or similar that are caused or will be cause by this Amendment, including but not limited to those incurred by the celebration, formalization, implementation and termination or liquidation of this Amendment or arising after the date of signature of this Amendment, shall be borne by the taxpayer of the relevant tax, who must pay under the laws and regulations.

In witness whereof, the Parties hereto have caused this Amendment to be duly executed in Bogotá D.C. on the 8th day of November of 2010, in two copies of equal value.

THE SELLER	THE BUYER
/s/ Julian Garcia Salcedo JULIAN GARCIA SALCEDO Legal Representative	/s/ Claudia L. Castellanos R. CLAUDIA L. CASTELLANOS R. Vice-president of Supply and Marketing